Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                  June 30, 2002
                          ----------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $       1
   Receivables:
     Customers                                                      -
     Associated companies                                              3
     Other                                                           412
   Notes receivable from associated companies                     13,481
   Prepayments and other                                            -
                                                                --------
                                                                  13,897
                                                                --------

OTHER INVESTMENTS                                                     21
                                                                --------

      TOTAL ASSETS                                             $  13,918
                                                                ========

LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable
     Other                                                     $     692
     Associated companies                                             90
   Accrued taxes                                                      73
   Accrued interest                                                 -
   Other                                                              37
                                                                --------
                                                                     892
                                                                --------

CAPITALIZATION:
   Common stockholders' equity                                    12,792
   Long-term debt                                                   -
                                                                --------
                                                                  12,792
                                                                --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                                  84
   Other                                                             150
                                                                --------
                                                                     234
                                                                --------

      TOTAL LIABILITIES & CAPITALIZATION                       $  13,918
                                                                ========


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                                                                   Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                          ----------------------------
                                   (Unaudited)


                                           Three Months      Six Months
                                              Ended             Ended
                                           June 30,2002     June 30, 2002
                                           ------------     -------------


REVENUES                                     $      98        $     409

EXPENSES:

   Purchased power                                 (21)             115
   Other operating expenses                        238              300
   Provision for depreciation                     -                   2
   General taxes                                  -                -
                                              --------        ----------
      Total expenses                               217              417
                                              --------        ---------

INCOME/(LOSS) BEFORE INTEREST
   & INCOME TAXES                                 (119)              (8)

NET INTEREST CHARGES:

   Interest expenses                                 1                1
   Capitalized interest                           -                -
                                              --------         --------
      Net interest charges                           1                1
                                              --------         -------- -

INCOME TAXES                                       (42)              (3)
                                              --------         --------

NET INCOME/(LOSS)                            $     (78)       $      (6)
                                              ========         ========